Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D and any amendments thereto relating to shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of Beyond Meat, Inc., a company incorporated under the laws of Delaware. This Joint Filing Agreement shall be included as an Exhibit to such joint filing, and may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement.

Date: October 22, 2025

WOLVERINE ASSET MANAGEMENT, LLC

By:	/s/ Kenneth L. Nadel
	Name:	Kenneth L. Nadel
	Title:	Chief Operating Officer

WOLVERINE HOLDINGS, L.P.

By:	/s/ Christopher L. Gust
	Name:	Christopher L. Gust
	Title:	Managing Director

WOLVERINE TRADING PARTNERS, INC.

By:	/s/ Christopher L. Gust
	Name:	Christopher L. Gust
	Title:	Authorized signatory

By:	/s/ Christopher L. Gust
	Name:	Christopher L. Gust

By:	/s/ Robert R. Bellick
	Name:	Robert R. Bellick